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EXHIBIT 99.1


FOR IMMEDIATE RELEASE                     CONTACTS:   MICHAEL L. SHERIFF
---------------------                                 CHIEF EXECUTIVE OFFICER
                                                      X-CHANGE CORPORATION
                                                      (972) 747-0051

                                                      KATHLEEN HANAFAN
                                                      AIRGATE TECHNOLOGIES, INC.
                                                      CHIEF OPERATIONS OFFICER
                                                      (972) 747-0051


                       X-CHANGE CORPORATION CLOSES INITIAL
                           ROUND OF PRIVATE PLACEMENT

DALLAS, FEBRUARY 20, 2007 -- X-CHANGE CORPORATION (OTCBB: XCHC) has closed an initial round of $575,000 as part of its offering of its securities for up to $6 million in a private placement to accredited investors announced on February 6, 2007. The Company expects to complete the private placement in one or more additional closings and to use the proceeds of the offering to repay debt and for growth and working capital, including to further RFID solutions such as a complete product authentication solution, high volume surface acoustic wave
(SAW) systems, RFID-enabled phones for collect calls in correctional institutions and a down hole exploration tool for the oil industry.

X-Change Corporation intends to comply with Regulation D of the Securities Act of 1933. The securities will not be registered under the Securities Act and may not be sold, assigned or transferred unless the sale, assignment or transfer of such securities is registered under the Securities Act of 1933 or an applicable exemption from the registration requirements of the Securities Act of 1933. This press release is issued pursuant to Rule 135(c) under the Securities Act of 1933 and shall not constitute an offer to sell or the solicitation of an offer to buy securities.

FORWARD-LOOKING STATEMENTS

Except for historical information contained herein, the statements made in this release constitute forward-looking statements (including within the meaning of Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities Exchange Act of 1934). Such forward-looking statements are based on current expectations that are subject to significant risks, including our need to raise capital, our dependence on strategic relationships with key suppliers and customers, our business model's dependence on widespread acceptance of RFID technology, our ability to develop recurring revenue streams and the competitiveness of the market in which we compete. These forward looking statements include statements regarding the intent, belief or current expectations of the X-Change Corporation, AirGATE Technologies and their respective managements regarding strategic directions, prospects, future events and future results such as our ability to raise the full $6 million dollars to complete the private placement in one or more additional closings. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the documents filed by the X-Change Corporation, which are on file with the U.S. Securities and Exchange Commission and may be accessed at http://www.sec.gov or the X-Change Corporation's investor relations web page at http://www.x-changecorp.com/index.html, and specifically the most recent reports on Form 10-K and 10-Q, each as it may be amended from time to time. The X-Change Corporation disclaims any obligation to update or correct any forward-looking statements made herein due to the occurrence of events after the issuance of this press release.